Exhibit 99-1

Conference Call Transcript

CCBI - Q1 2005 Commercial Capital Bancorp, Inc. Earnings Conference Call

Event Date/Time: Apr. 25. 2005 / 10:00AM ET

CORPORATE PARTICIPANTS

Jeff Leonard

Commercial Capital Bancorp – Senior Vice President, Investor Relations.

Stephen Gordon

Commercial Capital Bancorp - Chairman and CEO

David DePillo

Commercial Capital Bancorp - Vice Chairman, President and COO

Christopher Hagerty

Commercial Capital Bancorp – EVP and Chief Financial Officer

CONFERENCE CALL PARTICIPANTS

James Abbott

Friedman Billings Ramsey - Analyst

Mike McMahon

Sandler O’Neill and Partners - Analyst

Richard Eckert

Roth Capital Partners - Analyst

Kevin Timmons

CL King and Associates - Analyst

Scott Carmel

Moore’s and Cabot - Analyst

Christopher Marinac

Big Partners - Analyst

John Hecht

JMP Securities - Analyst

Brian Hagler

Kennedy Capital - Analyst

Don Worthington

Hoefer & Arnett - Analyst

PRESENTATION

Operator

Good day ladies and gentlemen and welcome to the first quarter 2005 Commercial Capital Bancorp earnings conference call. My name is Liz, and I will be your coordinator for today.

At this time all participants are in a listen-only mode. We will be facilitating a question and answer session towards the end of this conference. If at any time during the call you require assistance, please press star followed by zero and a coordinator will be happy to assist you.

I would now like to turn the presentation over to your host for today’s call, Mr. Jeff Leonard, Senior Vice President, Investor Relations.

Jeff Leonard - Commercial Capital Bancorp - Investor Relations.

Good morning everyone. This is Jeff Leonard, Senior Vice President of Investor relations for Commercial Capital Bancorp. Thank you for calling, and welcome to Commercial Capital Bancorp’s first quarter 2005 earnings conference call and webcast. Today’s webcast will include presentation slides, which are available online from the homepage of the company’s Website, CommercialCapital.com.

Leading the discussion will be Stephen Gordon, the Company’s Chairman and CEO. Also on the call are David DePillo, the Company’s Vice Chairman, President, Chief Operating Officer, and Christopher Hagerty, the Company’s Chief Financial Officer. Our discussion today will cover the Company’s performance for the first quarter 2005, and the information contained in the earnings release issued earlier this morning.

Today’s discussion may entail forward-looking statements, which are intended to be covered by the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. You’ll find a discussion of the forward-looking statements in our recent SEC filings and on page 9 of this morning’s earnings release. If you need a copy of the release, please visit our web site.

I’ll now turn the call over to Stephen Gordon, Chairman and CEO.

Stephen Gordon - Commercial Capital Bancorp - Chairman and CEO

Good morning and welcome to the first quarter 2005 earnings call for Commercial Capital Bancorp. What we’re going to do on this call is, given that there’s a lot of information that we’ve put out this morning regarding some forward balance sheet restructuring related initiatives, and have just kind of touched on what the benefits will be to the Company going forward, in terms of earnings, what we’re going to do is we’re going to go right into the slide presentation, hit on the highlights of the quarter, and then we’re going to go ahead and open up the call for question and answer, and we’ll go from there. We have the PowerPoint slides.

So total assets, we finished at $5.3 billion for the quarter, and within there, that included some balance sheet related initiatives that included selling loans that were extremely low rate, single-family, new origination loans that come on the books at roughly around typically in the marketplace at this point on adjustable-rate loans, predominantly on the single family market, it’s around a 1% coupon. It’s what was the old Hawthorne program that we inherited with the acquisition, and they go on the books at a premium, at roughly 101, as a result of paying broker rebates for that business.

So a real drag on the earnings, but we’ve sold the loans that were originated during the quarter, and we’re going to continue selling those loans going forward, as opposed to putting them into portfolio.

Loans net, we are $4.2 billion. Deposits at the bank grew to $2.4 billion, and within there, this also includes the acquisition of TIMCOR, our 1031 exchange accommodator, that brings us very low cost deposits as well as fee income.

Please keep in mind when looking at the financials now, going forward, whether it’s in this first quarter or going forward, the TIMCOR exchange, exchange balances or exchange balances overall, will show as on a consolidated basis in the borrowings section as exchange balances, so we’re always going to be showing banks subsidiary data, because those are held as deposits at the bank, so you’ll be able to see the overall growth in deposits and, again, that consolidated number, though it is a proper GAAP disclosure, is going to then have exchange balances down in the borrowings section.

Equity grew to $653 million. Tangible equity grew to nearly $270 million.

Net income for the quarter was $23.1 million, and there were some extraordinary numbers in there, but that also has to do with balance sheet restructuring related initiatives and we’ll elaborate on that as we go. Return on average equity was in excess of 14%, 14.41%. Return on average tangible equity was nearly 35%.

Return on average assets approximately 1.80%, 1.78%. Return on average tangible assets in excess of 1.90%. Net interest margin declined 3.27% and we’ll go into some detail regarding that. Efficiency ratio roughly 30%, and this resulted in G&A average assets of under 1%, at about I believe the 0.98%. And total loan originations were a record $680 million, with core loan originations at roughly $595 million.

We announced during the quarter that we were acquiring TIMCOR Exchange. The acquisition didn’t complete until February 17th, so only a portion of the performance numbers from TIMCOR were included in the quarter. $370 million in exchange balances, again the consolidated number, of which $355 million was on deposits at the bank at March 31, but we show $183 million of average exchange balances during the first quarter, so we’re really going to see the benefit of those exchange balances which cost the company roughly 0.75%. We’ll see that benefit fully in the second quarter of 05, beginning in the second quarter of 05. And the fee income, fees charged on transaction, exchange transactions, totaled $374,000. Again, that was only for a partial quarter, and we should see the full benefit in the second quarter.

Diluted earnings per share continued to grow at a strong rate. Tangible book value per share grew to 486 at the end of the first quarter, while book value per share grew to $11.78. Return on average assets continued to perform in that above the 1.50% level as we’ve been kind of indicating for the market. Return on average tangible at equity we’ve been talking about -- or tangible assets, sorry, again, in the high ones. Return on average equity, this includes our goodwill numbers, which also include goodwill from the acquisition of TIMCOR, was in excess of 14%, while return on average tangible equity, yet we’ve been indicating to the market that we would be able to generate returns on average tangible equity in the high -- mid to high 20s, and the numbers are still very strong.

Total assets including the balance sheet restructuring, loan sales et cetera, that we did during the first quarter, grew to $5.3 billion. Core loan originations were very strong at $595 million, and I know that there are some people out there that do mathematical equations, mathematical calculations off of our pipeline to try to come up with what our loan originations will be, but we’re very proud of that core loan origination number of $595 million, which enabled us to replace very very low cost single-family loans over the course of the quarter, which should benefit us as we go into the second quarter.

Total loans grew to 4.2 billion, and this includes the held for sale position that was established at the end of the quarter with the single-family portfolio remix that we’re going to be redoing or doing.

The loan portfolio mix, you can see the continued improvement of that portfolio mix, and in March 05 it is that single-family portfolio, that is all that loans on the balance sheet, our lowest earning asset pool, and again, that is -- for those who were unfamiliar with what that portfolio is, that is the Hawthorne loan program that focused on estate lending, the super super jumbo single-family adjustable-rate loan market, in all the high end coastal communities around California, and that portfolio has been a drag on the earnings of the company, and we feel that we are much better suited, that the earnings are going to be much more suited, toward originating adjustable-rate single-family loans and selling them for cash gains as opposed to portfolioing those loans.

And we feel that as we restructure that loan portfolio, and that includes roughly about $600 million that we moved into held for sale, we should be able to very rapidly replace those loans with higher rate multi-family permanent, construction permanent, multi-family bridge, construction bridge, construction, and construction loans, and should be able to improve the overall rate on the loan portfolio pretty quickly, being that you’ve seen how strong the core loan origination pipeline is, or core loan origination.

David, why thank you elaborate on asset quality?

David DePillo - Commercial Capital Bancorp - Vice Chairman, President and COO

Sure, Stephen. As you can see from the chart, the portfolio right now is showing no nonaccrual loans at this point in time, very negligible. Our only nonaccruals relate to consumer related debt at this point. In addition to that, our past due loans were down to $45,000, and again, all related to consumer and one business line of credit. So as it relates to the secured real estate portfolio, we continue to outperform the market in all major categories.

Looking at the origination metrics, as you can see, our average learned to value continues to go down. Multi-family for the quarter average loan to value was a little over 63%, with debt service coverage ratios of around 1.25 to 1, and in addition, we have been soliciting more commercial real estate loans and the average loan to value there is less than 60%. That service coverage ratio is well in excess of 160.

Stephen?

Stephen Gordon - Commercial Capital Bancorp - Chairman and CEO

The Company continues to focus on adjustable-rate lending. Our loans that we originate are all priced off of either the twelve-month moving average of one year CMT, or 12 MAT. The construction loan portfolio is priced off of prime. We also have loans priced off of six months CMT, six month LIBOR, three-month LIBOR and one month LIBOR.

So we’re, again, a short portfolio lender in terms of the short-end of the curve. We lend of the lowest point of the curve and we’re starting to see, going into the second quarter of the year as we indicated in the earnings release, that we should see a more -- a faster pace of increase to our primary index that we lend off of, and we should see interest earnings asset yields benefit from that.

We included in this particular PowerPoint presentation a slide that I’m sure it is extremely hard to read, but I recommend that people print this out, so that you can see what the twelve-month moving average of the one year CMT index is doing, and the impact that this is going to have on a very large amount of the company’s loan portfolio.

When you look at net interest margin, I was going to -- said I was going to elaborate on this, part of what we’re seeing is the purchase accounting marks beginning to -- or continuing to wear off from the Hawthorne acquisition, but what we’re also doing is continuing to put on large amounts of monthly repricing, multi-family, commercial, and construction loans. The loans that are tied to twelve-month moving average of one year CMT have been repricing up and are beginning to reprice up at a much faster rate, but we continue to put on loans off of wherever the current index is.

So if the average rate of the loan portfolio is that let’s call it roughly -- approximately, what, 5.30%, then if we’re putting on loans -- or take that back. Roughly about a 5.40%ish, if we’re putting on loans tied to the twelve-month moving average of the one year CMT or 12 MAT and the index is still working its way up, that day one could have a dilutive effect to net interest margin, but we’re seeing the index starting to move up 17, 16, 17 basis points per month now, which is going to have a real benefit as we’re going into the second quarter on interest-earning asset yields and interest earned on loans.

You can see that we’ve continued to deemphasize the securities portfolio and the cash flows are coming off pretty quickly and going back into loans, that give more earnings to the company, and you can see that the securities portfolio is now down to about 9% of total assets, which is somewhat industry low numbers.

Bank deposits continue to grow, and the quality of the mix has improved, and if you consider what we’ve done over the last several months since the Hawthorne acquisition, in terms of the remixing of the deposit base, as well as the focus on building the core deposit base, and that the same time getting the depository franchise, the branches, to really kick into gear now. You can see we’ve now brought transaction accounts up to about 56% of total deposits.

Total bank deposits $2.4 billion, and we’re starting to see as we’re going into -- as we’re already a month roughly into the second quarter, very good growth occurring now in the deposit base.

The bank deposit composition, you can see, has continued to improve, in terms of transaction accounts to total deposits. And again, in order to see the numbers, and the benefit of the TIMCOR acquisition, you’ve got to look into the bank subsidiary numbers, the bank subsidiary level disclosures that we’re now including. Capital ratios continue to be very strong. Tangible equity to tangible assets again continues to be very strong. Tier one core capital ratios in excess of 8% continues to be strong, and total revenues were 66 million for the quarter.

And again, also, when you break down the numbers, you’ll see that the previous quarter included a large amount of gains from sales of loans, and we didn’t have that included in this quarter, but we didn’t have the recapture of the loan loss reserves associated with the restructuring of the single-family portfolio.

Net interest income was flat, but if you also include the purchase accounting marks, as well as we had some single-family loans, a large amount actually, that based on a note look back did not reprice during the quarter, and we should see that benefit in the second quarter, but again, we’re going to the replacing single-family loans predominantly with multi-family, commercial, and construction loans.

Noninterest income continues to be strong, and again, this number in the first quarter only included a partial quarter of the TIMCOR contribution of fee income -- transaction fee income.

G&A to average assets continues to remain low. Efficiency ratios continue to be very strong, and quarterly net income continues to perform at strong levels.

What we wanted to do at this point was open call up for questions, and do we have questions at this point?

QUESTION AND ANSWER

Operator

Ladies and gentlemen at this time if you have a question please key star followed by one on your telephone. If your question has been answered and you wish to withdraw your registration, please key star followed by two. And your first question comes from the line of James Abbott, from Friedman Billings Ramsey. Please go ahead sir.

James Abbott - Friedman Billings Ramsey - Analyst

Good morning.

Stephen Gordon - Commercial Capital Bancorp - Chairman and CEO

Good morning, how are you James?

James Abbott - Friedman Billings Ramsey - Analyst

Well thank you.

Stephen Gordon - Commercial Capital Bancorp - Chairman and CEO

Good.

James Abbott - Friedman Billings Ramsey - Analyst

I wonder if I could ask some information on the new Fannie Mae and Freddie Mac program and then I have a couple questions on the earnings release as well. On the new program, what’s the residual a risk that you would be maintaining on the program? I think it’s the First Loss Program, if I’m not correct or ...

David DePillo - Commercial Capital Bancorp - Vice Chairman, President and COO

Actually James, it’s pari passu loss sharing program, so unlike DUS, where you have a first loss, we share a risk with Fannie Mae on a one-third to Commercial Capital Bank, two-thirds to Fannie Mae all the way through the security ...

James Abbott - Friedman Billings Ramsey - Analyst

OK.

David DePillo - Commercial Capital Bancorp - Vice Chairman, President and COO

... that affords us a one-third capital allocation, and we keep 100% of the servicing and a buildup for the -- you know, since what the guaranteed fee would be in that also.

James Abbott - Friedman Billings Ramsey - Analyst

And approximately the gain on sale spread that we would -- maybe if you can give us some color on possibly expected loan sale volumes per quarter, and gain on sale spreads on those types of things.

David DePillo - Commercial Capital Bancorp - Vice Chairman, President and COO

We’ve entered into a contract for 2005 with expectations of delivery of approximately $200 million. At this point in time we feel really good about meeting those initiatives and exceeding those initiatives. The actual gain is relative to the pricing tier as well as the embedded servicing requirement and whatever fees from a loan fee perspective or spread buildup, so at this point, James, what I would say is our expectations are to charge at least the minimum servicing fees.

We expect to receive a point at origination that would also be included in that gain figure, as well as in many cases would expect to have a minimum of 15 basis points spread buildup for market conditions, so we feel strong about the program, we think it’s going to be very additive to what we’re doing currently, and as you know, the yield curve is relatively flat and there is certainly demand out there for these products that to this date has really been served by other lenders in the market.

James Abbott - Friedman Billings Ramsey - Analyst

OK, so maybe a 1 1/2 point gain on sales spread or something thereabouts or ...

David DePillo - Commercial Capital Bancorp - Vice Chairman, President and COO

That would be within the range of our expectations.

James Abbott - Friedman Billings Ramsey - Analyst

OK, thank you very much. And then some of the things that came out of the quarter, I wondered if the spreads at 12 MAT is holding. So in other words, I think last quarter we talked about 270 basis points ballpark, you know, plus or minus a few basis points I guess.

David DePillo - Commercial Capital Bancorp - Vice Chairman, President and COO

I think what you’re finding, James, is our spreads have been very stable year over year and quarter of the quarter. We didn’t see any degradation at all in the quarter’s spread, which is good because it was a record quarter of origination for us, and the majority of that was on a variable rate basis, but I think from the 12 MAT perspective, spreads have held constant for the quarter and our expectations are that there won’t be any spread degradation, at least in the foreseeable future, unless the market changes dramatically.

James Abbott - Friedman Billings Ramsey - Analyst

OK, thanks. On the -- good news obviously. On the pipeline, I noticed that it was relatively flat lien quarter, and just if you could give us some color as to whether you know are we looking at a low point in the -- you know, just happened to be a snapshot at a very low point or is this -- you know, maybe if you can give us some flavor as to what the pipeline trends have been.

David DePillo - Commercial Capital Bancorp - Vice Chairman, President and COO

Sure. Well, obviously, March was a strong origination months within the quarter, so we tend to normally enter our quarters with lower pipelines and we have a strong third month of, you know, the fact that the pipeline was relatively flat I think should give you some indication that we expect to build originations over the year. As you know, James, our originations can be lumpy from time to time, but I think our goals and expectations for the year that we’ve alluded to of approximately $2.5 billion are still holding strong, and we have initiatives in place, obviously, to build off of that base origination number.

James Abbott - Friedman Billings Ramsey - Analyst

OK. Fantastic, and then I guess if I’m looking at the deposits correctly, that there was -- and maybe I’m not looking at them correctly, but it looked like there might have been a decline from the prior quarter to this quarter in total.

Stephen Gordon - Commercial Capital Bancorp - Chairman and CEO

At the Bank level, James?

James Abbott - Friedman Billings Ramsey - Analyst

I guess that’s what I’m looking at.

Stephen Gordon - Commercial Capital Bancorp - Chairman and CEO

No, at the Bank level we had an increase from I believe we finished at approximately 4. ...

Christopher Hagerty - Commercial Capital Bancorp – EVP and Chief Financial Officer

$2.4 billion of total deposits ...

Stephen Gordon - Commercial Capital Bancorp - Chairman and CEO

$2.4 billion of total deposits, up from what was it? 2 billion 265. So an increase overall of 135 million, roughly.

James Abbott - Friedman Billings Ramsey - Analyst

OK, I’m sorry, I am -- I guess then what I am doing is I’m looking at the consolidated balance sheet here, where it shows ...

Stephen Gordon - Commercial Capital Bancorp - Chairman and CEO

Yes, this is something, James, that I talked about kind of before -- you know, at the time that we did the TIMCOR acquisition, and we wanted to make sure we made it -- you know, if I could have made this the very first page of the press release I would have done that. You know?

James Abbott - Friedman Billings Ramsey - Analyst

OK.

Stephen Gordon - Commercial Capital Bancorp - Chairman and CEO

The back page shows your Commercial Capital Bank subsidiary level deposits, and it’s very important that we get this right, that everybody who’s, you know, invested in the company understands that the exchange balances -- the reason I’m saying this is so important is because we’re -- you know, I’ve indicated that we’re going to continue working on growing that business as well as look at acquiring others.

So it’s really going to become that much more glaring as we go forward that you’ve got to look at the Bank level deposit disclosure because on the consolidated level, you’re going to see them as exchange balances on the borrowings, but at the Bank level you’re going to see it as deposits. And I think if you look on the consolidated balance sheet you’ll see Federal Home Loan Bank advances followed by exchange balances.

James Abbott - Friedman Billings Ramsey - Analyst

OK.

Stephen Gordon - Commercial Capital Bancorp - Chairman and CEO

All right? And then when you go down to the Bank level you’re going to see they are inside of transaction accounts total.

James Abbott - Friedman Billings Ramsey - Analyst

OK. I guess the number of that I was looking at, and looking for a little color on, was what happened with the money market accounts on a linked quarter basis? And was that an intentional -- it looked like they were down. Is that an intentional runoff of that or ...

Stephen Gordon - Commercial Capital Bancorp - Chairman and CEO

You’ve got -- again, you’ve got to go down to the Bank level numbers because you had demand deposits increased by 25 million, you know, non interest bearing demand deposits, you had interest-bearing demand deposits stay flat at the Bank, you had money market checking increased by about 190 million, money market savings was down 50, all right?

James Abbott - Friedman Billings Ramsey - Analyst

OK.

Stephen Gordon - Commercial Capital Bancorp - Chairman and CEO

All right, so total transaction accounts were up about 130 million, 120 million.

James Abbott - Friedman Billings Ramsey - Analyst

OK.

Stephen Gordon - Commercial Capital Bancorp - Chairman and CEO

And total time deposits were up about 20. So, total deposits went from $2.265 billion to $2.399 or $2.4 billion.

James Abbott - Friedman Billings Ramsey - Analyst

And where do the TIMCOR balances fall within that ...

Stephen Gordon - Commercial Capital Bancorp - Chairman and CEO

No, they are in the transaction accounts in the -- we’ve got them in what? Money ...

David DePillo - Commercial Capital Bancorp - Vice Chairman, President and COO

Non interest demand deposits for some, and then the money market checking.

Stephen Gordon - Commercial Capital Bancorp - Chairman and CEO

Right, they’re in both accounts.

James Abbott - Friedman Billings Ramsey - Analyst

OK. All right, thanks very much. I’ll step back.

David DePillo - Commercial Capital Bancorp - Vice Chairman, President and COO

Thank you James.

Stephen Gordon - Commercial Capital Bancorp - Chairman and CEO

Thank you.

James Abbott - Friedman Billings Ramsey - Analyst

Thank you.

Operator

Your next question comes from the line of Mike McMahon, of Sandler O’Neill and Partners. Please go ahead sir.

Mike McMahon - Sandler O’Neill and Partners - Analyst

Good morning guys.

Stephen Gordon - Commercial Capital Bancorp - Chairman and CEO

Good morning Mike.

David DePillo - Commercial Capital Bancorp - Vice Chairman, President and COO

Mike.

Mike McMahon - Sandler O’Neill and Partners - Analyst

Can you give us an indication of what the current yields are on a single-family portfolio you’re selling versus what the yields are on the combination of product that you’re adding?

Stephen Gordon - Commercial Capital Bancorp - Chairman and CEO

Sure, the loans being sold, Mike, and thanks for asking that, because it did not get put into the release. The single-family portfolio, and there’s two components of that, Mike, there is the loans originated, new originations, that during the quarter got sold over the course of the quarter, as well as -- and those -- as well as then you’ve got the held for sale portfolio, Mike, and you’ve got both impacting the numbers going forward.

So let me walk you through both. In the total loan origination numbers during let’s say when you go into the second quarter, you’re going to see single-family loan origination. They are predominantly the monthly 12 MAT loans. Those are 1% rate that go on at a 101 premium because of the broker rebate and costs and fees associated with the origination all of the loan.

So obviously, a terrible yielding assets, but the market thinks they’re worth a premium, so those loans will be originated and sold so you’ll see those in non interest income. OK? But while they’re on the books, in previous quarters, they’ve created a drag on the net interest margin. Then you ...

David DePillo - Commercial Capital Bancorp - Vice Chairman, President and COO

Just to clarify, Mike, the 1% coupon is a paid rate for the first year, and the interest calculation in theory for the first month, but with look backs and lag it tends to be a 90 day yield ...

Stephen Gordon - Commercial Capital Bancorp - Chairman and CEO

So a loan that was originated on that single-family side, Mike, during let’s say the month of January, went on the books in January at a 1% coupon and a premium, and was there in February at 1% premium and a 1% coupon, and then in March, it would finally reset, so that business, that’s now just going to be an originate and sell business, and there isn’t the interest rate risk associated of the traditional single-family mortgage banking fixed rate loan type of origination, this is that monthly repricing loan. It’s that -- what I think a lot of people know is the option arm that’s being originated all over the U.S. today. Then you’ve got the portfolio, the held -- what used to be in held to maturity that we inherited. If you think about it, June 3rd of 2004, when we acquired -- just before we acquired Hawthorne, this company, based on what we feel is a very good, sound, high-quality performing earnings business model, we had 2 million of single-family loans on our balance sheet.

The next day, June 4th, when we closed, we were in excess of 900 million, and we had a loan origination pipeline associated with it, that we inherited, so that put us in what Mike you’ll remember because you covered Hawthorne, right?

Mike McMahon - Sandler O’Neill and Partners - Analyst

Yes, I did.

Stephen Gordon - Commercial Capital Bancorp - Chairman and CEO

All right, that was the Estate -- what they called their Estate Lending Program, the Super Super Jumbo Adjustable Rate Single-family teased loan program; loans well in excess of one million, and they were originated in all the extremely high-end coastal communities of Southern California. So, a higher risk component of lending. So those loans -- those loans yield roughly about a 4.40%.

Mike McMahon - Sandler O’Neill and Partners - Analyst

4.40% today?

Stephen Gordon - Commercial Capital Bancorp - Chairman and CEO

That’s correct, so this was a long-winded getting to the 4.40% on that piece, Mike. Now, if you consider multifamily and commercial permanent blended yield quite a bit more than that, if you consider that we’re also doing during the quarter, and we continue doing this, and we always have, multifamily commercial bridge lending, which is generally, David, on average, roughly about LIBOR plus 3.25%?

David DePillo - Commercial Capital Bancorp - Vice Chairman, President and COO

Yes.

Stephen Gordon - Commercial Capital Bancorp - Chairman and CEO

Three and quarter? Right, so that’s got some real spread to it, and we really get paid for that, and that’s generally -- call it roughly about a two-year maximum maturity loan.

David DePillo - Commercial Capital Bancorp - Vice Chairman, President and COO

Our expectations, Mike, are a minimum of 100 basis points pickup day one against a blended mix of assets that would be replaced on the balance sheet, and that’s a minimum.

Stephen Gordon - Commercial Capital Bancorp - Chairman and CEO

And that includes what, construction at prime us one, and that’s 6.75%, about to be 7%...

David DePillo - Commercial Capital Bancorp - Vice Chairman, President and COO

I would say the majority of it would be same risk category as far as risk-based capital, Mike, multifamily, and that’s going on at about 100 basis points more than what big single-family yields are at currently.

Mike McMahon - Sandler O’Neill and Partners - Analyst

OK, so just to the clear, you are selling the 600 million of single-family on the books now yielding about 440. We don’t know what the -- you didn’t tell us what the approximate average yield of the current blend of new stuff going on, however ...

Stephen Gordon - Commercial Capital Bancorp - Chairman and CEO

What David just said was assuming minimum pickup of 100 basis points ...

Mike McMahon - Sandler O’Neill and Partners - Analyst

All right, 100 basis points ...

David DePillo - Commercial Capital Bancorp - Vice Chairman, President and COO

Day one.

Stephen Gordon - Commercial Capital Bancorp - Chairman and CEO

Day one, but I want people to be careful with how they model that, that doesn’t happen on the first day of the quarter, right? Right? That happens over the course of the quarter, and then you’ve got average balances and you have average rates pick up and average average average, right?

David DePillo - Commercial Capital Bancorp - Vice Chairman, President and COO

But when those assets are fully replaced, Mike, that’s a minimum yield pickup.

Mike McMahon - Sandler O’Neill and Partners - Analyst

Right, and despite your characterization of the single-family loans as superhigh quality, super ...

Stephen Gordon - Commercial Capital Bancorp - Chairman and CEO

I didn’t say super high-quality.

Mike McMahon - Sandler O’Neill and Partners - Analyst

... et cetera ...

David DePillo - Commercial Capital Bancorp - Vice Chairman, President and COO

(inaudible)

Mike McMahon - Sandler O’Neill and Partners - Analyst

These loans have performed well for you over time, have been not?

David DePillo - Commercial Capital Bancorp - Vice Chairman, President and COO

Absolutely, Mike. I think that what we are saying here is absent significant asset quality differentiation, because the quality is fairly pristine, the fact that we really don’t have any asset quality diminution, we will have asset yield pickup, so for an asset as good or better quality we will get a higher yield for it, so from an asset quality standpoint, we feel it’s neutral to good for us, and asset class that we think over time will outperform our single-family portfolio, but at this point in time, both are performing stellar.

Mike McMahon - Sandler O’Neill and Partners - Analyst

Yes, I’m in total agreement with what you are doing, I was just trying to -- I mean that’s fine. One ...

Stephen Gordon - Commercial Capital Bancorp - Chairman and CEO

Mike, what I was just saying had nothing to do with the asset quality side of it. What I was referring to is that it’s been a drag on earnings.

Mike McMahon - Sandler O’Neill and Partners - Analyst

Understood, yes, understood. Last question then I’ll get back in line, you may have said in the past that you expected your MBS portfolio to be about 10% of assets. That is declining, and do you expect the portfolio to continue to decline?

Stephen Gordon - Commercial Capital Bancorp - Chairman and CEO

Yes, for the moment I would. You know, we just don’t -- I don’t think there are a lot of people that are feeling great about the bond market over all, other than you know the 10-year’s been performing strong, and the five-year, but we don’t -- in order to pickup spread and make it worthwhile and generate any type of ROE, we’d have to stretch out on the curve to do it, and we have no desire to do that, it’s not prudent.

Mike McMahon - Sandler O’Neill and Partners - Analyst

Very good, thank you.

Stephen Gordon - Commercial Capital Bancorp - Chairman and CEO

No, we’re staying -- and then on the other hand, I mean you could say, fine, well then, then put on you know ARMs on the shorthand of the curve, in which case, you cost your net interest margin, so we’re not going near it, we’re just cash flowing into better yielding assets in terms of multifamily commercial, construction, et cetera, and you end up actually with an interest yield pickup.

Mike McMahon - Sandler O’Neill and Partners - Analyst

Great, thank you.

David DePillo - Commercial Capital Bancorp - Vice Chairman, President and COO

Thanks, Mike.

Operator

Ladies and gentlemen, as a reminder, analysts and investors listening to today’s discussion via the Internet can enter their questions via the online chat feature. And your next question comes from the line of Richard Eckert, of Roth Capital Partners. Please go ahead sir.

Richard Eckert - Roth Capital Partners - Analyst

Good morning. This is a follow-up on an earlier question concerning the deposit balances. Even if we go through the deposit balances at the bank and we back out the TIMCOR balances, there’s a significant decline in money market checking, money market savings. Again, is that part of any program to allow those balances to run off?

Stephen Gordon - Commercial Capital Bancorp - Chairman and CEO

You know, we’ve had -- you know, we’ve allowed some balances to run off if there was no relationship whatsoever. If it was hotter money et cetera, and that did create some decline in balances, Richard, while at the same time we’re really trying to emphasize, you know, the low-cost business banking relationship type of balances that we feel is going to create somewhat of an anchor slowing down any type of move on the liability side.

So the focus on, you know, bringing in deposits from our borrowers, bringing in deposits from the businesses we touching the process in making a loan and bringing in, you know, exchange balances et cetera, that’s going to be the real focus of the company, and you know, we’d prefer to have deposits that cost 0.75% with exchange balances than otherwise.

Richard Eckert - Roth Capital Partners - Analyst

Yes I understand that, but it just seems to me that, you know, one of the original purposes of the TIMCOR acquisition was to pay down federal home loan bank advances. Instead, it appears that those just covered the run off of deposits.

Stephen Gordon - Commercial Capital Bancorp - Chairman and CEO

You know, you have a couple things that go on at the same time, Richard, meaning that day one we did go and pay down borrowings, but then you continue funding loans, right? So you know so we’ve got to continue funding the growth, and you know, as I’ve said, that going into the second quarter already being mostly through the month of April we’re seeing decent deposit growth over all.

Richard Eckert - Roth Capital Partners - Analyst

OK. Thank you very much.

Stephen Gordon - Commercial Capital Bancorp - Chairman and CEO

Thank you Richard.

Operator

And your next question comes from the line of Kevin Timmons, from CL King and Associates.

Kevin Timmons - CL King and Associates - Analyst

Hi guys. Most of my questions were answered. The sale of the single-family portfolio, When do you expect that to be consummated?

Stephen Gordon - Commercial Capital Bancorp - Chairman and CEO

We’ve done some of it. That will close in the month of May. You are getting some -- a little bit more color than we normally give on some of the stuff, but just to make sure that people are modeling this right, assumed that some of it is in the month of May, and some over the course into June, and I think we have some of it from -- a small amount that’s actually closing in the -- it may be today. I think today.

David DePillo - Commercial Capital Bancorp - Vice Chairman, President and COO

I think ...

Stephen Gordon - Commercial Capital Bancorp - Chairman and CEO

It’s over the course of the quarter, Kevin. And ...

David DePillo - Commercial Capital Bancorp - Vice Chairman, President and COO

(inaudible)

Stephen Gordon - Commercial Capital Bancorp - Chairman and CEO

Yes, what we’re really trying to do is make sure that we time it’s so we don’t sit naked in a way and give up spread income, even though the spread is minuscule off of this stuff, you know, we still want to make sure that the timing is such that we’re selling and closing on the sale concurrent with loans coming in you know that we’re funding.

Kevin Timmons - CL King and Associates - Analyst

OK.

Stephen Gordon - Commercial Capital Bancorp - Chairman and CEO

Right, so it’s going to be -- you know, it’s going to be over the course of the quarter and you know some of that will be dictated also by how prepays are. You know, prepays were slower during the quarters, so you know -- so that means you’re replacing less of that.

Kevin Timmons - CL King and Associates - Analyst

OK. I know you’re not going to tell me what the gain is going to be ...

Stephen Gordon - Commercial Capital Bancorp - Chairman and CEO

Want to what?

Kevin Timmons - CL King and Associates - Analyst

I know you’re not going to tell me what your gain is expected to be, but can you tell me what similar sort of pay to this market?

Stephen Gordon - Commercial Capital Bancorp - Chairman and CEO

Isn’t that the same question as what’s the gain going to be?

Kevin Timmons - CL King and Associates - Analyst

Not at all.

Stephen Gordon - Commercial Capital Bancorp - Chairman and CEO

OK. Similar, but not identical. Good lead in like that, Kevin. It’s -- on the single-family, this is -- I’m going to go through this carefully. On the adjustable rate, single-family, monthly origination stuff, you are going to see in the total loan origination numbers, but they will not end up staying on balance sheet, right?

Kevin Timmons - CL King and Associates - Analyst

Right.

Stephen Gordon - Commercial Capital Bancorp - Chairman and CEO

Right, those loans are -- those have been going on the books at roughly -- because of the broker rebates and cost and fees, they’ve been going on the books at roughly, what? About 101 and a quarter?

Christopher Hagerty - Commercial Capital Bancorp – EVP and Chief Financial Officer

Right.

Stephen Gordon - Commercial Capital Bancorp - Chairman and CEO

And they’re worth roughly -- now, stuff like the stuff we’re originating is worth somewhere around let’s call it right around 102 in the market.

Kevin Timmons - CL King and Associates - Analyst

OK.

Stephen Gordon - Commercial Capital Bancorp - Chairman and CEO

OK? That’s on the origination stuff.

Kevin Timmons - CL King and Associates - Analyst

Right.

Stephen Gordon - Commercial Capital Bancorp - Chairman and CEO

As far as the portfolio, of role as we sell it, I think we’re going to have a -- you know, we’ll have a positive gain. It’s almost entirely monthly adjustable, and I think that’s somewhat in the ballpark overall. Call it, you know, 5/8 to 3/4, but you know, Kevin, the portfolio restructuring strategy is less about trying to figure out how to take the gain. It’s a lot more about you know replacing the 440 rate with you know somewhere around 100 plus higher in yield and therefore you know picking up you know the spread income.

Kevin Timmons - CL King and Associates - Analyst

Yes, I understand that’s all assets and liquidity are two good reasons to do it. OK, thanks.

Stephen Gordon - Commercial Capital Bancorp - Chairman and CEO

Thank you Kevin.

David DePillo - Commercial Capital Bancorp - Vice Chairman, President and COO

Thank you Kevin.

Operator

And your next question comes from the line of Scott Carmel, of Moore’s and Cabot. Please go ahead.

Scott Carmel - Moore’s and Cabot - Analyst

Given the remixing of your loan portfolio, getting rid of the single-family, shifting over to you know almost completely multifamily, commercial real estate et cetera, where do you see the margin could settle in?

Stephen Gordon - Commercial Capital Bancorp - Chairman and CEO

I’m going to continue to say its dependent on what we do in terms of the success on the liability side of the balance sheet, in terms of what that mix is. You know, it’s -- and it also -- you know, if you go and look at that table that’s included in the PowerPoint, Scott, on the 12 MAT index, you know, we are coming off the absolute lows of that index, and we’re getting more into the midpoint of the -- you know, that increase in the index, and you can see that you know the one year CMT is now in the neighborhood so around 330, and the index is around 235 in the month of April, which is an increase of 17, 18 basis points just in the month of April alone, and that’s on -- you know, that’s on a significant billions of dollars of loans that are repricing now. You know, recall a year ago our net interest margin was a 314, and today it’s what, a 327? So I’m not -- you know, this has never been a 350 net interest margin business.

Scott Carmel - Moore’s and Cabot - Analyst

Have you done in the calculations to exclude the impact of the purchase accounting adjustments and so normalizing them or is that something you guys look at?

Christopher Hagerty - Commercial Capital Bancorp – EVP and Chief Financial Officer

There’s a table on the back that excludes the purchase accounting adjustments in a press release.

Scott Carmel - Moore’s and Cabot - Analyst

OK, I’ll take a look. Thanks guys.

Stephen Gordon - Commercial Capital Bancorp - Chairman and CEO

Thank you.

David DePillo - Commercial Capital Bancorp - Vice Chairman, President and COO

Thank you.

Operator

And your next question comes from the line of Christopher Marrinac (ph), of Big Partners (ph). Please go ahead sir.

Christopher Marinac - Fig Partners - Analyst

Thanks. Good morning guys.

Stephen Gordon - Commercial Capital Bancorp - Chairman and CEO

Good morning.

David DePillo - Commercial Capital Bancorp - Vice Chairman, President and COO

Good morning.

Christopher Marinac - Fig Partners - Analyst

Can you talk about if there is a growth rate of NII, net interest income, that you would like to see your sort of think as a minimum for the rest of the year, given the fact that you don’t want to you know, you’re not managing the business to a particular net interest margin.

Stephen Gordon - Commercial Capital Bancorp - Chairman and CEO

You know, it’s going to -- I’d say it’s partially dependent on how rapidly, Chris, that we get this single-family restructuring done, which is then going to enable the for the growth of the balance sheet, meaning that you know you could see, just in terms of total footings during the second quarter, Chris, you know, if you’re selling six -- call it, you know, five, 600 and putting on, you know, five, 600, you know, you could have a flat quarter in terms of just footings, but pick it up on the restructuring yield pickup. And then you get back into your growth mode right after that, right?

Christopher Marinac - Fig Partners - Analyst

OK.

Stephen Gordon - Commercial Capital Bancorp - Chairman and CEO

All right, so ...

David DePillo - Commercial Capital Bancorp - Vice Chairman, President and COO

Modest increase for the quarter.

Stephen Gordon - Commercial Capital Bancorp - Chairman and CEO

For the quarter itself, but then over the course of the next year, you know, then you put this behind you on the single-family and now you’re back to growing at strong rates.

Christopher Marinac - Fig Partners - Analyst

OK. And so again, do you see this being cleared up in the next 90 days?

Stephen Gordon - Commercial Capital Bancorp - Chairman and CEO

Well you know, again, I just want to -- you know, it’s -- you know, we’ve got the lumpiness of the loan origination and the timing of loan originations coming onto the balance sheet, and the timing of the loans being sold into that so we don’t end up sitting there, you know, having shrunk you know at some point there and give up spread. So it’s -- you know, we’re going to work very diligently to get this done. We see this as a very important strategy and very good for earnings going forward and very good for earnings in the second half of the year and very good for earnings on into 06, so you know our interests are on getting this done as quickly as we can and feeding right into the strong loan originations that we’ve got that are all adjustable.

Christopher Marinac - Fig Partners - Analyst

Got it. I follow.

Stephen Gordon - Commercial Capital Bancorp - Chairman and CEO

And then add-on to that, you know, who knows what the -- who knows, what the future holds in terms of how much of the -- you know, the Fannie Mae MFlex origination we’re going to do and the benefit of servicing income on that. Who knows you know how successful we’ll be on the efforts that, you know, that we continue to make on working on acquiring additional 1031 exchange accommodators because that brings in slugs of low-cost exchange balances that are deposits and the impact that has, Chris. I mean -- you know, but we’re working very diligently on all these fronts, and we think that these things are all very strategically sound and very good for year over year earnings growth.

Christopher Marinac - Fig Partners - Analyst

Great Stephen, and I guess on the expense fronts, as the G&A to average assets, anywhere close to hitting a low watermark?

Stephen Gordon - Commercial Capital Bancorp - Chairman and CEO

It could. You know, we’re going to be opening up some additional branches, you know, we’re marketing strongly, we’re -- you know, we’ve got more people in this company then we did, you know, with the TIMCOR acquisition, and you know, we continue to grow the company. There’s one area where not going to sacrifice and that’s in the asset quality side of the company.

So, you know, all the efforts in terms of personnel and talent and doing whatever we need to do in terms of making sure that as the portfolio continues to grow, that we’ve got all the talent in place to be able to do what needs to be done in terms of maintaining the asset quality. And you know, efforts on the whole depository front. I’m not saying the G&A’s going to be rapidly increasing, but you know this has always been a company that, you know, that we pride ourselves on an efficiency ratio somewhere down, you know, around 30 and G&A average assets around 1%, right?

David DePillo - Commercial Capital Bancorp - Vice Chairman, President and COO

Right ...

Stephen Gordon - Commercial Capital Bancorp - Chairman and CEO

So you know if we have blips here and there, that doesn’t mean a trend going massively in the wrong direction on G&A.

David DePillo - Commercial Capital Bancorp - Vice Chairman, President and COO

I would say our G&A’s going to be relative constant in the range on a ratio basis until we see the rapid revenue growth, based on obviously more rapid balance sheet growth. So we’ve never really been about cutting costs to manage G&A. It’s more of revenue growth that’s dramatically outpaced our expense growth over time, so we should be operating in this range of until we start seeing our revenues growing rapidly again.

Christopher Marinac - Fig Partners - Analyst

Super guys, thank you for the color.

Stephen Gordon - Commercial Capital Bancorp - Chairman and CEO

Thank you, Chris.

David DePillo - Commercial Capital Bancorp - Vice Chairman, President and COO

Sure.

Operator

Your next question is a follow-up from James Abbott, at Friedman Billings Ramsey. Please go ahead.

James Abbott - Friedman Billings Ramsey - Analyst

Actually my question was related to the expense base and the decline linked quarter, but it sounds like that was pretty much answered with that question.

Stephen Gordon - Commercial Capital Bancorp - Chairman and CEO

Thank you, James.

James Abbott - Friedman Billings Ramsey - Analyst

Thanks again.

Operator

And your next question comes from the line of John Hecht (ph), JMP Securities. Please go ahead, sir.

John Hecht - JMP Securities - Analyst

Morning guys.

Stephen Gordon - Commercial Capital Bancorp - Chairman and CEO

Good morning.

David DePillo - Commercial Capital Bancorp - Vice Chairman, President and COO

Good morning.

John Hecht - JMP Securities - Analyst

Couple quick questions. First of all, can you give us the average maturity of your FHLB advances?

David DePillo - Commercial Capital Bancorp - Vice Chairman, President and COO

Do we have that number?

Stephen Gordon - Commercial Capital Bancorp - Chairman and CEO

Look -- you know, we’ll be able to get that to you.

John Hecht - JMP Securities - Analyst

OK.

Stephen Gordon - Commercial Capital Bancorp - Chairman and CEO

The main thing is is that what we’ve done is, James -- or John, if you consider let’s go back to, let’s call it around the middle of last year, we’ve been putting on massive amounts -- I mean like you know north of 90% of our loan originations have been monthly adjustable rate loans, right?

And securities portfolio just keeps burning off, and as we’ve been putting on really almost entirely monthly adjustable rate origination, you know, we haven’t felt the need to continue massively extending out the way we used to on the Federal Home Loan Bbank front because there is a decent amount of steepness from -- just picture where six-month bills are, to two-year treasuries is where the bulk of the steepness is in the curve, John.

So we’ve been feeling more and more comfortable that you know from an interest rate risk standpoint, that you know that we didn’t need to just go out one year and a half, two years, kind of extension on the advance front, so we’ve been doing a lot more around the six-month to a year kind of timeframe, and feeling very comfortable in there, given that everything on this -- you know, the bulk of this balance sheet is monthly adjustable and you can also see that now include all these seasoned loans on the balance sheet. You know, the weighted average duration to reset of the entire loan portfolio is now like 11 months, down from -- I remember when we were at 16, 17 months, we’re down to 11 months to reset, and a huge amount of it is just monthly adjustable.

John Hecht - JMP Securities - Analyst

OK, and then ...

Stephen Gordon - Commercial Capital Bancorp - Chairman and CEO

Then we’re also seeing a -- you know, a real lag on the transaction account deposit rates, you know, as we -- you know, we had always indicated that would be occurring, and combine that with you know, the exchange balances are still roughly three-quarters of 1% regardless of any Fed activity.

John Hecht - JMP Securities - Analyst

Yes. And Steve, can you give us color on, you know -- obviously, it’s all California geographically, but both from a deposit gathering and a loan origination and sort of branch development, where is the most activity coming from those perspectives in the state right now?

Stephen Gordon - Commercial Capital Bancorp - Chairman and CEO

Well, I’ll speak to the depository side and then David, you can elaborate on the entire lendings side.

The depository side, we -- and I’m going to talk about, you know, going, you know, through the first quarter, but I’m also going to give a little bit of color on the second quarter, what’s already occurring.

The first quarter -- well, historically, this has been Southern California deposits, and they’ve been coming in from L.A. County, Orange County, San Diego County, and we have a branch in Riverside County, that was the original Mission Savings and Loan acquisition that we did, the one location out in Riverside County. That branch itself hasn’t really grown, but the -- you know, but I would anticipate that that’s now going to be turning the corner, but the opening of the Northern California location given that we do a lot of lending up in Northern California, you know, what we’ve really done is made an effort to make sure that the people that we’re bringing in our nontraditional thrift type people, but I mean the guy we’ve got running Northern California right now with that one location, down south of San Francisco and San Mateo, that guy is a Comerica guy, and we just opened that branch roughly 30 days ago, just over 30 days ago, and that branch already has in excess of 30 million of deposits, and you know, when you start looking at number of accounts in that location, in that particular branch, it’s extremely efficient, and typical of the Comerica relationship banking business, banking type of depositor, and so I’d anticipate that now you’re going to start seeing, you know, good growth also in the Northern California presence that we have.

So I really feel like, you know, talk for a while about this obsession about winning on the depository side and growing the deposit base, you know, we’re starting to see some good things happening, and combine that with the TIMCOR acquisition, you know, those are almost entirely -- or you know mostly Southern California, though there is -- there are a couple of locations that are in other parts of the country, but right now that’s almost entirely Southern California, and you know, we are seeing growth versus where we finished the first quarter in terms of balances.

On the lending side, David?

David DePillo - Commercial Capital Bancorp - Vice Chairman, President and COO

I would say from a lending perspective, Southern California continues to be the bulk and the majority of our originations, at least 20% right now in the single-family fronts as well as construction lending. Around 80% of total income property is coming from Southern California.

However, we are seeing, as Stephen is alluding to on growth in Northern California, at least on the deposit side, we are seeing resurgence again for demand in Northern California, as that market starts to show continued signs of recovery and we’re seeing a lot more trading activity up there. I would mention we are doing a little bit of lending outside of California, in the Arizona and Nevada for our borrower relationships. That’s still not measurable on a metrics basis. I would say right now the continued trends are the majority of production still is in Southern California.

John Hecht - JMP Securities - Analyst

Great, thank you guys.

David DePillo - Commercial Capital Bancorp - Vice Chairman, President and COO

Sure.

Operator

Your next question comes from the line of Brian Hagler, Kennedy Capital. Please go ahead sir.

Brian Hagler - Kennedy Capital - Analyst

Good morning guys.

Stephen Gordon - Commercial Capital Bancorp - Chairman and CEO

Brian, how are you?

Brian Hagler - Kennedy Capital - Analyst

Good. I was wondering if you could talk about the historical loss trends on the loans you’re selling versus the ones you’re putting on. I’m trying to get a feel for what to expect as far as provision expense going forward, since you had the recapture this quarter.

David DePillo - Commercial Capital Bancorp - Vice Chairman, President and COO

It’s interesting. You have loans with a historical loss experience of zero going off the books, and historical loss trends of loans going on based on portfolio performance of zero. It’s a relative pristine portfolio. I would mention that our only delinquency, and when I say zero, it’s against the existing portfolio as it relates to what we’ve inherited. There have been minor losses recorded during the period of ownership against single-family, but almost negligible from an accounting basis.

The -- so what we see it is that with a diminishing single-family portfolio, that portfolio had intended to be reserved closer to 1%. Obviously in excess of loss experience and any loss experience in the industry and trends in the industry the multifamily portfolio we’ve had zero loss experience over the life of our book of business and given the historical trends in the market, at least the ten-year historical trend has been less than 30 basis points.

However, with the relief of single-family, and the associated reserves, to the extent that would have in a sense, as the seasoning of that portfolio continues and we were booking at additional income property loans, we would have tended to shift the allocation of those reserves over to new books of business in the income property area. Without the eighth million, that would be less production to allocate reserves to over time.

But clearly, we don’t have any expectations of -- unless market trends change and we start experiencing delinquency or negative trends in the market, any at additional provision, at least as it relates to 2005.

Brian Hagler - Kennedy Capital - Analyst

So that means it’s going to stay around I guess 80 basis points?

David DePillo - Commercial Capital Bancorp - Vice Chairman, President and COO

Well, it would probably drop down from 80, based on just relative portfolio growth and our expectations for growth over the remaining part of the year of it. As it’s -- again, our experience with the portfolio continues and our continued year over year analysis of the portfolio and its seasoning continues our expectations of about 80 basis points would be somewhat of a high water mark against the portfolio as it exists, and goes forward ...

Brian Hagler - Kennedy Capital - Analyst

What kind of range do you have in mind and? If that’s the high water mark?

David DePillo - Commercial Capital Bancorp - Vice Chairman, President and COO

Depends on really the relative mix. We tend to target 50 basis points or less against multifamily. That’s the highest level of loss experience over the worst experience in the California market, and we look at 70 basis points or less against commercial real estate and right now our construction lending portfolio has a 2% allocation.

So depends on relative mix over time, as we shift a higher percentage into apartment loans or into multifamily. I would see that starting to come down as that portfolio mix changes. So if you looked our allocation of reserves as a stand-alone company prior to Hawthorne, we were at 33 basis points. We are at 80 today. I don’t believe we will be back at 33 basis points, but we will certainly be less than 80 as we grow.

Brian Hagler - Kennedy Capital - Analyst

OK, thanks.

David DePillo - Commercial Capital Bancorp - Vice Chairman, President and COO

Sure.

Operator

And your next question comes from the line of Don Worthington, of Hoefer & Arnett. Please go ahead.

Don Worthington - Hoefer & Arnett - Analyst

Good morning.

Stephen Gordon - Commercial Capital Bancorp - Chairman and CEO

Good morning Don.

David DePillo - Commercial Capital Bancorp - Vice Chairman, President and COO

Good morning.

Don Worthington - Hoefer & Arnett - Analyst

Just normally David gives a brief update of the local economy. Just wondered what you’re seeing there in terms of things like vacancy rates and supply and demand relationships, particularly from multifamily properties.

David DePillo - Commercial Capital Bancorp - Vice Chairman, President and COO

You bring up a funny story. We decided not to have me give a market update on the fact that we weren’t sure if anybody care anymore, given the relative performance of our portfolio and it seems to be the same story over time, which is everything seems to be moving in positive direction and metrics, and asset qualities have been stellar, but you know, looking at the markets right now, we’re seeing strong rental demand. There’s been stories about not only demographic shifts and in migration within California, and immigration to California, we are expected to be the top most desirable state in the union, at least through 2015, as far as population growth.

We have also seen expectations of rental growth, especially in Southern California of 6% or more in collected income including the sort of concessions that would exist in markets, so right now, demand for units is extremely high. Vacancy rates are extremely low. Statewide, the highest vacancy we see are in some markets in northern California. You have Sacramento, that’s up to 7%, however, the actual rent appreciation is one of the strongest in the state, within Sacramento, so that is kind of a high water mark for vacancy in the markets.

Southern California right now is running in the 3% on average, and that would include collection loss, so most of the apartments that we lend on now are 100% occupied, with rising rents.

We see that trend continuing and right now, people keep looking at cap rates at historical lows, and you know, the trend in pressures on cap rates, and I truly believe that it’s driven by two things; one is perceived capital allocation to a safer asset class is driving caps lower, but also most of these are perceived as going in cap rates because the relative rental streams on these properties are underachieving compared to what expectations are going forward, and at least all of the econometrics that we look at would allude that rents can only go one way for at least the foreseeable future, given the supply and demand out there, so market indicators are very strong. No relative expectations of change in performance.

Don Worthington - Hoefer & Arnett - Analyst

Great, thank you very much.

David DePillo - Commercial Capital Bancorp - Vice Chairman, President and COO

Sure.

Operator

As a reminder, ladies and gentlemen if you would like to ask a question, please key star one on your telephone. And your next question comes from a line of Kevin Timmons, from CL King and associates. Please go ahead sir.

Kevin Timmons - CL King and Associates - Analyst

Hey guys, on the deposits from TIMCOR, I know on a bank only basis it’s disclosed in the back of the sheet there. On a consolidated basis for December 31st, they were carried as deposits, right? And what was the amount at that point?

Christopher Hagerty - Commercial Capital Bancorp – EVP and Chief Financial Officer

That’s right, Kevin, it was about 150 million that was held at the end of the year that were in deposits.

Kevin Timmons - CL King and Associates - Analyst

OK, thank you.

Stephen Gordon - Commercial Capital Bancorp - Chairman and CEO

And then right have to -- Kevin, are you still there?

Kevin Timmons - CL King and Associates - Analyst

Yes.

Stephen Gordon - Commercial Capital Bancorp - Chairman and CEO

And then right after the close of the quarter, that came down to roughly 125.

Christopher Hagerty - Commercial Capital Bancorp – EVP and Chief Financial Officer

Yes.

Stephen Gordon - Commercial Capital Bancorp - Chairman and CEO

$125 million. And then we closed on the 17th of February.

Kevin Timmons - CL King and Associates - Analyst

OK, great.

Stephen Gordon - Commercial Capital Bancorp - Chairman and CEO

Prior to that, those were -- prior to the close, those deposits, for half the quarter, they were costing us quite a bit more than they are today.

Kevin Timmons - CL King and Associates - Analyst

OK, thanks.

Stephen Gordon - Commercial Capital Bancorp - Chairman and CEO

Thank you.

Operator

Gentlemen, you have no further questions in queue. I turn it back to you for closing remarks.

Stephen Gordon - Commercial Capital Bancorp - Chairman and CEO

Thank you very much, and we’ll continue to focus on everything we’ve got to get done around here. Thank you, and I’m sure we’ll be talking with people over the course of the quarter.

Operator

Ladies and gentlemen, this concludes your conference call for today. We thank you for your participation. You may now disconnect. Have a good day.

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